UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

RW HOLDINGS NNN REIT, INC.

(Name of Registrant as Specified in its Charter)

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RW HOLDINGS NNN REIT, INC.

3090 Bristol Street, Suite 550

Costa Mesa, California 92626

www.RichUncles.com

Notice of Annual Meeting of Stockholders

To Be Held AUGUST 3, 2018

Dear Stockholder:

On Friday, August 3, 2018, we will hold our 2018 annual meeting of stockholders (“Annual Meeting”) at the principal offices of RW Holdings NNN REIT, Inc., 3090 Bristol Street, Suite 550, Costa Mesa, California 92626. The meeting will begin at 8:45 a.m. Pacific daylight time. Directions to the meeting can be obtained by calling (855) 742-4862.

We are holding this meeting for the following purposes:

1.	To elect the seven director nominees named in the accompanying proxy statement to serve until our 2019 annual meeting of stockholders and until their respective successors are elected and qualified.

The Board of Directors recommends a vote FOR all of the director nominees.

2.	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2018.

The Board of Directors recommends a vote FOR the ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2018.

3.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

The Board of Directors has fixed June 8, 2018 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to submit your proxy as early as possible to authorize how your shares are voted at the Annual Meeting. Stockholders may submit a proxy to vote their shares: (1) via the Internet; (2) by phone by calling 1-800-690-6903; or (3) by mail, using the proxy card accompanying your proxy materials if you received a printed copy of the proxy materials by mail.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

By Order of the Board of Directors

Jean Ho
Chief Operating Officer and Secretary

Costa Mesa, California

June 13, 2018

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RW HOLDINGS NNN REIT, INC.

3090 Bristol Street, Suite 550

Costa Mesa, California 92626

Proxy Statement

For the Annual Meeting of Stockholders

to be Held on August 3, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of RW Holdings NNN REIT, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held at our principal offices located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626, at 8:45 a.m. Pacific daylight time, on Friday, August 3, 2018 (the “Annual Meeting”). On or about June 13, 2018, proxy materials for the Annual Meeting, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Annual Report”), are being made available to stockholders entitled to vote at the Annual Meeting.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “RW Holdings NNN REIT, Inc.,” or the “Company” refer to RW Holdings NNN REIT, Inc. and its subsidiaries unless the context requires otherwise. In this proxy statement, we refer to our Class C common stock and our Class S common stock collectively as our “common stock.”

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS: This Proxy Statement and the 2017 Annual Report are available on the Internet at https://www.proxyvote.com/rwholdingsnnn. The information contained on this website is not part of, or incorporated by reference in, this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving materials in connection with the Annual Meeting?

A:

As permitted by the Securities and Exchange Commission (“SEC”), we are furnishing to stockholders our Notice of Annual Meeting of Stockholders, Proxy Statement and 2017 Annual Report primarily over the Internet. These materials are being made available to you because the Board of Directors is soliciting your proxy to vote your shares of our common stock at the Annual Meeting. The Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting.

Stockholders who previously consented to electronic delivery of our proxy materials have received an e-mail containing links to our proxy materials and instructions for submitting a proxy via the Internet to authorize the voting of their shares at the Annual Meeting. For all other stockholders (other than any stockholders who have previously requested a paper copy of future proxy materials), we mailed a Notice of Internet Availability containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability or a copy of our proxy materials via e-mail, you will not receive a paper copy of the proxy materials unless you request one. We believe the delivery options we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

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Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Raymond J. Pacini and Jean Ho, each of whom is one of our officers, as your proxies, and you are authorizing each of them to vote your shares of common stock at the Annual Meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. If you submit your proxy without instructions, they will vote your shares (i) FOR all of the director nominees, and (ii) FOR the ratification of the appointment of Squar Milner LLP (“Squar Milner”) as our independent registered public accounting firm for the year ending December 31, 2018. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion. It is important for you to submit your proxy via the Internet (or by mail if you requested and received a printed copy of the proxy materials) as soon as possible whether or not you plan on attending the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Friday, August 3, 2018, at 8:45 a.m. Pacific daylight time at our principal offices, located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626.

Q:	Who is entitled to attend and vote at the Annual Meeting?

A:	Anyone who is a stockholder of record of our Class C common stock or Class S common stock at the close of business on June 8, 2018, the record date, or holds a valid proxy for the Annual Meeting, is entitled to attend and vote at the Annual Meeting. Each stockholder may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Any holder of a proxy from a stockholder must also present the proxy, properly executed, and a valid government-issued photo identification. If you are not a stockholder of record but hold shares through an individual retirement account (IRA) or 401(k) plan, you may also attend the Annual Meeting but should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the proxy or voting instruction card provided for your IRA or 401(k) account, or other similar evidence of ownership.

Q:	Will my vote make a difference?

A:	Yes. Your vote could affect the proposals described in this Proxy Statement. Moreover, your vote is needed to ensure that there is a quorum for the meeting and that the proposals described herein can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	How many shares of common stock are entitled to vote at the Annual Meeting?

A:	As of June 8, 2018, there were 10,294,091 shares of our common stock outstanding and entitled to vote at the Annual Meeting, including 10,291,004 shares of our Class C common stock and 3,087 shares of our Class S common stock. The shares of our Class C common stock and Class S common stock vote together as a single class on all matters to be voted on by our stockholders at the Annual Meeting as described in this Proxy Statement.

Q:	What constitutes a quorum?

A:	A quorum consists of the presence in person or by proxy of stockholders of our Class C and Class S common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting. There must be a quorum present in order for the Annual Meeting to be a duly held meeting at which business can be conducted. If you submit your proxy, even if you abstain from voting, then you will still be considered part of the quorum.

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Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Class C common stock or Class S common stock you held as of the close of business on the record date.

Q:	What may I vote on?

A:	You may vote on:

(1)	the election of the seven director nominees named in this Proxy Statement to serve until our 2019 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	the ratification of the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018; and

(3)	such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Q:	How does the Board of Directors recommend I vote on the proposals?

A:	The Board of Directors recommends that you vote:

(1)	FOR all of the nominees for election to the Board of Directors who are named in this Proxy Statement; and

(2)	FOR the ratification of the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018.

Q:	How can I vote in person at the Annual Meeting?
A:

If you are a stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot that will be provided at the Annual Meeting, or, if you received a printed copy of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you hold a valid proxy to vote a stockholder’s shares at the Annual Meeting, you must present a copy of your proxy prior to voting at the Annual Meeting.

Please note that if you hold shares of our common stock in an IRA or 401(k) plan account, those shares cannot be voted in person at the Annual Meeting. See “How can I vote my shares held in an IRA or 401(k) plan account?” below.

Q:	How can I vote my shares without attending the Annual Meeting?
A:	You can vote your shares without attending the Annual Meeting by submitting a proxy in advance of the Annual Meeting to authorize how your shares are voted at the Annual Meeting. Stockholders have the following options for submitting their votes by proxy:

•	via the Internet, (1) by following the instructions included in the e-mail you received if you consented to and received your proxy materials electronically or (2) by accessing the website and following the instructions indicated on the Notice of Internet Availability or proxy card, if any, received by mail; b

•	by phone, by calling 1-800-690-6903. Have your proxy card in hand and then follow the instructions; or

•	by mail, by completing, signing, dating and returning the proxy card accompanying the proxy materials, if you received a printed copy of the proxy materials by mail.

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We encourage you to submit your proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you submit a proxy via the Internet prior to the date of the Annual Meeting, you will authorize how your shares are to be voted at the Annual Meeting and your vote is recorded immediately. There is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. The granting of proxies electronically is permitted by Section 2-507(c)(3) of the Maryland General Corporation Law.

If you are a stockholder of record, submitting your proxy via Internet or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting.

Q:	How can I vote my shares held in an IRA or 401(k) plan account?

A:	If your shares are held in an IRA or 401(k) plan account, you will receive a request for voting instructions with respect to the shares allocated to each of your plan accounts. You are entitled to direct the custodian or plan trustee of your account on how to vote your shares at the Annual Meeting. If you do not submit voting instructions to the custodian or trustee of your account, your shares may not be voted at the Annual Meeting.

Q:	What is the deadline for voting my shares?
A:	If you are a stockholder of record and submit your proxy by Internet or mail, your proxy must be received by 11:59 p.m. Pacific time on August 2, 2018 in order for your shares to be voted at the Annual Meeting. If you hold shares in an IRA or 401(k) plan account, to allow sufficient time for voting by the custodian or plan trustee, your voting instructions must be received by 11:59 p.m. Pacific time on July 31, 2018.

Q:	What if I submit my proxy and then change my mind?

A:	You have the right to change or revoke your proxy at any time before the Annual Meeting by:

(1)	delivering a written revocation to Jean Ho, our Secretary, before the Annual Meeting;

(2)	attending the Annual Meeting and voting in person as described above under “How can I vote in person at the Annual Meeting?” Attendance at the Annual Meeting will not by itself constitute revocation of a proxy; or

(3)	submitting another proxy by Internet or mail on a later date prior to the deadlines specified above under “What is the deadline for voting my shares?”

Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.

Q:	What are the voting requirements to elect the Board of Directors?

A:	With regard to the election of directors, you may vote “FOR” or “AGAINST” each director nominee or you may “ABSTAIN” from voting on any of the director nominees. Under our charter, a majority of the shares of Class C common stock and Class S common stock present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors. This means that, of the shares of common stock present in person or by proxy at the Annual Meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the Board. Because of this majority vote requirement, abstentions will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his successor is elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board of Directors.

Q:	What are the voting requirements for the ratification of the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018?

A:	With regard to the proposal relating to ratification of the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Under our bylaws, a majority of the shares of Class C common stock and Class S common stock entitled to vote on, and voted for or against, the matter at an annual meeting at which a quorum is present is required for the ratification of the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will not count as a vote for or against the matter and will have no effect on the determination of this proposal. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board of Directors.

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Q:	What is a “broker non-vote” and will they affect voting on the proposals at the annual meeting?

A:	A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner but has, and exercises, discretionary voting power to vote the beneficial owner’s shares on other proposals at the meeting. Brokers have such discretionary voting power with respect to Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) but not with respect to Proposal 1 (Election of Directors). Accordingly, if a broker exercises its discretion to vote a beneficial owner’s uninstructed shares on Proposal 2, the shares will constitute broker non-votes on Proposal 1 (Election of Directors). Broker non-votes, if any, will be considered present and entitled to vote at the Annual Meeting and, as such, will have the effect of a vote against the election of each director nominee named in Proposal 1 (Election of Directors). We do not expect any broker non-votes to occur at the Annual Meeting because none of our shares of common stock are held by stockholders in “street name” through brokerage accounts.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the election of directors and the ratification of the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Raymond J. Pacini and Jean Ho, and each of them, to vote on such matters in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion.

Q:	How are proxies being solicited?

A:	In addition to mailing proxy solicitation material, we have also retained the services of Broadridge Investor Communication Solutions, Inc. to assist us in the solicitation of proxies for the Annual Meeting for a base fee of approximately $3,500, plus reimbursement of certain out-of-pocket expenses. Our directors and employees of our advisor or its affiliates may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate

We will pay all of the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	What should I do if I receive more than one set of proxy materials for the Annual Meeting?

A:	You may receive more than one set of proxy materials for the Annual Meeting, including more than one Notice of Internet Availability. For example, if you consented to electronic delivery of our proxy materials, you may receive multiple e-mails containing our proxy materials if your shares are registered in more than one name or held in more than one account (such as a 401(k) or IRA account). If you did not consent to electronic delivery of our proxy materials, you may receive more than one Notice of Internet Availability if your shares of our common stock are registered in more than one name or held in more than one account. Please respond as soon as possible to each and every request for a proxy or voting instructions you receive to ensure all of your shares of common stock are voted at the Annual Meeting.

Q:	Where can I find more information?

A:	We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

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CERTAIN INFORMATION ABOUT MANAGEMENT

The Board of Directors

We operate under the direction of the Board of Directors. The Board of Directors oversees our operations and makes all major decisions concerning our business. We currently have seven directors, three of whom are affiliates of our sponsor, Raymond E. Wirta, Harold C. Hofer and John Wang, and four of whom are independent. All seven of our directors have been nominated for re-election at the Annual Meeting. For biographical information regarding our directors, see “—Executive Officers and Directors” below.

During 2017, the Board of Directors held four meetings, and acted by unanimous consent on 21 occasions. There are two committees of the Board of Directors, each of which is composed entirely of independent directors: the audit committee and the conflicts committee. Information regarding each of these committees is set forth below. During 2017, each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he served during 2017. Our directors are also encouraged to attend our annual meeting of stockholders each year. All of our directors attended our 2017 annual meeting of stockholders held on November 10, 2017.

Board Leadership Structure

The composition of the Board of Directors and the corporate governance provisions in our charter ensure strong oversight by independent directors. As noted above, the audit committee and conflicts committee are each composed entirely of independent directors. Our company’s management is led by Mr. Hofer, our chief executive officer, and the chairman of our board is Mr. Wirta, and each has held those positions since our inception. As chairman of the board, Mr. Wirta is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings in consultation with Mr. Hofer and subject to the requests of other directors. Mr. Hofer is responsible for providing information to the other directors in advance of meetings and between meetings. The direct involvement of Messrs. Wirta and Hofer in the Company’s operations makes them best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in Board and committee meetings.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and our advisor are responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our advisor, sponsor and their affiliates.

Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks within our Company.

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Director Independence

Our charter requires that a majority of our directors be “Independent Directors” (as defined in our charter), except at a time when there is a vacancy on the Board of Directors. A copy of our charter is available in the NNN REIT Corporate Governance section of our website at www.richuncles.com. For purposes of our charter, an Independent Director is any director who is not associated and has not been associated within the last two (2) years, directly or indirectly, with our sponsor or advisor. A director is deemed to be associated with our sponsor or advisor if he or she: (i) owns an interest in the sponsor, advisor or any of their affiliates; (ii) is employed by the sponsor, advisor or any of their affiliates; (iii) is an officer or director of the sponsor, advisor or any of their affiliates; (iv) performs services, other than as a director, for the Company; (v) is a director for more than three REITs organized by our sponsor or advised by our advisor; or (vi) has any material business or professional relationship with our sponsor, advisor or any of their affiliates. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the director from our sponsor and advisor and affiliates shall be deemed material per se if it exceeds 5% of the director’s annual gross revenue (derived from all sources) during either of the last two years or net worth (on a fair market value basis). A director is also deemed to be associated with our sponsor or advisor if the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with our sponsor, advisor, any of their affiliates or the Company.

In addition, although our shares are not listed for trading on any national securities exchange, a majority of the directors, and all of the members of the audit committee and conflicts committee, are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

The Board of Directors has determined that Vipe Desai, David Feinleib, Jonathan Platt and Jeffrey Randolph each qualify as an “Independent Director” as defined in our charter and satisfies the New York Stock Exchange independence standards. Messrs. Desai, Feinleib, Platt and Randolph also serve as independent members on the Board of Trust Managers of Rich Uncles Real Estate Investment Trust I and Mr. Randolph also serves as an independent member on the Board of Directors of Brix Student Housing REIT, Inc.

The Audit Committee

General

Our audit committee’s function is to assist the Board of Directors in fulfilling its responsibilities by overseeing (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the selection, appointment and compensation of our independent registered public accounting firm and (v) our independent registered public accounting firm’s qualifications, performance and independence. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter. The audit committee charter is available in the NNN REIT Corporate Governance section of our website at www.richuncles.com.

The members of the audit committee are Jeffrey Randolph (Chairman), Vipe Desai, David Feinleib and Jonathan Platt. All of the members of the audit committee are “Independent Directors” as defined by our charter and are “independent” as defined by the New York Stock Exchange and applicable rules of the SEC. All members of the audit committee are financially literate, and the Board of Directors has determined that Mr. Randolph satisfies the SEC’s requirements for an “audit committee financial expert.” Mr. Randolph serves on the audit committee of two other public companies, in addition to his service on our audit committee.

The audit committee was formed in May 2017. During 2017, the audit committee held three meetings and acted by unanimous written consent on one occasion.

Independent Registered Public Accounting Firm

For the year ended December 31, 2017, Ernst & Young LLP (“Ernst & Young”) served as our independent registered public accounting firm. Ernst & Young has served as our independent registered public accounting firm since June 10, 2016. After consideration of the historical and expected audit fees of the Company, on May 21, 2018, the audit committee engaged Squar Milner LLP (“Squar Milner”) as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018. The audit committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

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Change in Independent Registered Public Accounting Firm

On May 21, 2018, the audit committee completed a process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. This process included an evaluation of the historical and expected audit fees of the Company. As a result of this process, the audit committee approved the engagement of Squar Milner as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. On May 22, 2018, the Company informed Ernst & Young LLP that it had been dismissed as the Company’s independent registered public accounting firm, effective May 21, 2018.

The reports of Ernst & Young on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles generally accepted in the United States (“GAAP”). In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2017, and in the subsequent interim period through May 21, 2018, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Ernst & Young on any matters of GAAP or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter of the disagreement in its report on the financial statements for such years.

In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through May 21, 2018, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that, as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2016 due to the existence of material weaknesses in the Company’s internal control over financial reporting related to (1) the lack of sufficient qualified resources to be able to produce accurate and complete financial statements and disclosures in a timely manner and (2) lack of established processes relating to the preparation and review of analyses and reconciliations necessary to execute a timely financial close resulting in accurate financial information. The audit committee has discussed the material weaknesses in the Company’s internal control over financial reporting with Ernst & Young and has authorized Ernst & Young to respond fully to any inquiries of Squar Milner concerning such material weaknesses.

Management, with the concurrence and oversight of the audit committee, developed and has implemented its plan to remediate the material weaknesses. Following an analysis of the accounting and financial reporting organization of the Company’s advisor, BrixInvest, LLC, additional positions have been created. In addition, in October 2017, a review and documentation of the financial close process began and a plan was developed to test the design and implementation of key controls related to the financial close and related processes. During the quarter ended December 31, 2017, as part of the remediation plan, management completed its review and documentation of the financial close and related processes and tested the design and implementation of key controls related to the financial close and related processes. The Company verified that the aforementioned controls were appropriately designed and implemented as of December 31, 2017. As a result, the Company believes that the material weaknesses were remediated as of December 31, 2017.

The Company provided Ernst & Young with a copy of the disclosures contained in the Current Report on Form 8-K filed with the SEC on May 25, 2018 (the “Form 8-K”) prior to the time the Form 8-K was filed with the SEC. The Company requested that Ernst & Young furnish it with a letter addressed to the SEC stating whether or not Ernst & Young agrees with the statements contained in the Form 8-K. A copy of that letter, dated May 25, 2018, from Ernst & Young was filed as Exhibit 16.1 with the Form 8-K.

As set forth above, concurrent with the decision to dismiss Ernst & Young as the Company’s independent registered public accounting firm, the audit committee approved the engagement of Squar Milner as the Company’s new independent registered public accounting firm and the Company engaged Squar Milner as its independent registered public accounting firm on May 21, 2018.

During the Company’s fiscal years ended December 31, 2016 and 2017, and during the subsequent interim period prior to the engagement of Squar Milner, neither the Company, nor anyone on its behalf, has consulted Squar Milner with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Squar Milner concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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Pre-Approval Policies

In order to ensure that the provision of services by the Company’s independent registered public accounting firm does not impair the auditors’ independence, the audit committee pre-approves all auditing services performed for us by our independent auditors, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

For the years ended December 31, 2017 and 2016, all services rendered by Ernst & Young were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The independent directors of our Board of Directors reviewed the audit and non-audit services performed by Ernst & Young during the fiscal years ended December 31, 2017 and 2016, as well as the fees charged by Ernst & Young for such services. The aggregate fees billed to us for professional accounting services by Ernst & Young, including the audit of our annual financial statements for the years ended December 31, 2017 and 2016, are set forth in the table below.

	2017	2016
Audit fees	$575,160	$389,710
Audit-related fees	—	—
Tax fees (1)	66,905	9,383
All other fees	—	—
Total	$642,065	$399,093

(1)	Tax fees consisted of fees for services rendered during the fiscal year for professional services related to federal and state tax income preparation, tax compliance and planning, tax advice, tax filing assistance and qualification tests for REIT status.

Report of the Audit Committee

The audit committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and, among other things, is responsible for overseeing the Company’s accounting and financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; for the appropriateness of the accounting principles and reporting policies that are used by the Company; and for establishing and maintaining internal control over financial reporting as required by applicable SEC rules. Ernst & Young, the Company’s independent registered public accounting firm for the year ended December 31, 2017, was responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The audit committee’s responsibility was to monitor and oversee these processes. The members of the audit committee are not professionally engaged in the practice of accounting or auditing and thus their oversight does not provide an independent basis to determine that management has applied U.S. GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

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In this context, the audit committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2017, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with Ernst & Young, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. GAAP, the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications concerning its independence and discussed with Ernst & Young its independence from us. In addition, the audit committee considered whether Ernst & Young’s provision of non-audit services is compatible with Ernst & Young’s independence.

Based on these reviews and discussions, the audit committee recommended to the Board of Directors that the 2017 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee of the Board of Directors

Jeffrey Randolph, Chairman

Vipe Desai

David Feinleib

Jonathan Platt

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporated by reference this Proxy Statement into any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under the Exchange Act.

The Conflicts Committee

General

In order to reduce or eliminate certain potential conflicts of interest, the Board of Directors has appointed a conflicts committee of the Board, which is comprised of Messrs. Randolph (Chairman), Desai, Feinleib and Platt who are all of our independent directors.

The responsibilities of our conflicts committee are to (i) approve transactions, and resolve other conflicts of interest, between us and our subsidiaries, on the one hand, and our sponsor, advisor, any director or any of their respective affiliates, on the other hand; (ii) recommend director candidates for membership on the Board; (iii) make decisions regarding the compensation of officers and directors; and (iv) perform such other responsibilities as are set forth in the written charter of the conflicts committee. As part of these responsibilities, the conflicts committee is also responsible for overseeing compliance with and enforcing the provisions of the advisory agreement we have entered into with our advisor and sponsor and to at least annually review and approve any renewal of the advisory agreement and the compensation that we pay to our advisor and its affiliates pursuant to the advisory agreement. The conflicts committee charter is available in the NNN REIT Corporate Governance section of our website at www.richuncles.com.

During 2017, the conflicts committee held one meeting and acted by unanimous written consent on three occasions.

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Oversight of Executive Compensation

As noted above, the conflicts committee discharges the Board of Directors’ responsibilities relating to the compensation of our executive officers, even though they do not receive any compensation directly from us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor, sponsor and/or their affiliates and our executive officers are compensated by these entities, in part, for their services to us or our subsidiaries. See “– Report of the Conflicts Committee – Certain Transactions with Related Persons” for a discussion of the fees paid to our advisor, sponsor and their affiliates.

Report of the Conflicts Committee

Review of Our Policies

This conflicts committee has reviewed our policies and determined that they are in the best interest of our stockholders. Set forth below is a discussion of the basis for that determination.

Offering Policy. On July 20, 2016, we commenced our reasonable best efforts offering of up to 100 million shares of our Class C common stock, including 10 million shares pursuant to our distribution reinvestment plan (the “Registered Offering”). On August 11, 2017, we began offering up to 100 million shares of our Class S common stock exclusively to non-U.S. Persons as defined in Rule 903 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from the registration requirements of the Securities Act and in accordance with Regulation S of the Securities Act (together with the “Registered Offering,” the “Offerings”). We believe the continuation of the Offerings is in the best interest of our stockholders as we continue to raise sufficient funds to acquire a diverse portfolio of real estate investments to meet our stated investment objectives. We reimburse our sponsor for organizational and offering expenses up to 3.0% of the gross proceeds raised from the Offerings, including dividend reinvestment proceeds but excluding upfront commissions and fees on the sale of Class S shares.

Through the year ended December 31, 2017, we had raised approximately $90,582,077 through the Offerings and the reimbursable offering costs of $2,723,462 represented approximately 3% of the capital raised.

Acquisition and Investment Policies. We have invested substantially all of the net proceeds from the Offerings in a diverse portfolio of real estate investments and we continue to seek to make additional real estate investments.

We primarily invest, directly or indirectly through investments in non-affiliated entities, in single-tenant income-producing corporate properties, which are leased to creditworthy tenants under long-term net leases. While our focus is on single tenant net leased properties, we plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our stockholders through a relatively predictable and stable current stream of income from properties with the potential for long-term capital appreciation in the value.

Borrowing Policies. We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to fund repurchases of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.

There is no limitation on the amount we can borrow for the purchase of any individual property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets, and we intend to utilize up to 50% leverage in connection with our acquisition strategy. Our charter limits our borrowings to 50% of our net assets (where “net assets” is equal to our total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities), unless any excess borrowing is approved by a majority of this conflicts committee and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess. For the year ended December 31, 2017, our leveraged properties borrowings, excluding borrowings outstanding under our revolving credit facility used in connection with our initial acquisition of properties, were approximately 41.0% of our net assets.

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We may borrow amounts from our advisor or its affiliates if such borrowings are approved by a majority of our directors, including a majority of this conflicts committee, not otherwise interested in the transaction, as being fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Creditworthiness of Tenants Policies. In the course of making real estate investment decisions, we and the Board assess the creditworthiness of the tenants that lease the properties we intend to purchase. Tenant creditworthiness is an important investment criterion, as it provides a barometer of relative risk of tenant default. Tenant creditworthiness analysis is just one element of due diligence which we intend to perform when considering a property purchase; and the weight we intend to ascribe to tenant creditworthiness is a function of the results of other elements of due diligence.

We do not systematically analyze tenant creditworthiness on an ongoing basis, post-acquisition. Many leases limit our ability as landlord to demand on recurring bases non-public tenant financial information. It is our policy and practice, however, to monitor public announcements regarding our tenants, as applicable, and tenant payment histories.

Leasing Policies. We expect, in most instances, to acquire single tenant properties with existing net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. We anticipate that most of our acquisitions will have lease terms of five to 15 years at the time of the property acquisition, and we may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes.

Disposition Policies. We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders. The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. All transactions between us and our advisor and its affiliates must be approved by a majority of this conflicts committee.

We did not sell any real estate investments during the year ended December 31, 2017.

Policy Regarding Transactions with Related Persons. This conflicts committee is required to review and approve all transactions between us and our advisor, any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the conflicts committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Business Conduct and Ethics requires our employees and directors to be scrupulous in avoiding any action or interest that conflicts with, or gives the appearance of a conflict with, our interests. Our employees and directors are required to report potential and actual conflicts to the Compliance Officer, currently our chief financial officer, or directly to the conflicts committee, as appropriate.

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Certain Transactions with Related Persons

The conflicts committee has reviewed the material transactions between our affiliates and us since the beginning of 2016, as well as any such currently proposed material transactions. Set forth below is a description of such transactions and the conflict committee’s report on their fairness.

Since January 1, 2017, we have entered into the following agreements with our advisor and sponsor:

·	In January 2017, we entered into an Amended and Restated Advisory Agreement in which (i) our advisor agreed to pay 50% of the pro rata portion of its asset management fee and its subordinated participation fee attributable to “Large Investors” who purchase 100,000 or more shares ($1,000,000) in our Registered Offering; and (ii) revisions were made to provide greater specificity as to the reimbursable items payable to our sponsor and organization and offering expenses in the Registered Offering.

·	On February 8, 2017, we entered into a Non-Solicitation Agreement with our advisor and sponsor in which we agreed not to solicit the employment of any employee of our advisor or sponsor during the 12-month period following any termination of or failure to annually renew the Amended and Restated Advisory Agreement.

·	Effective August 11, 2017, we entered into a Second Amended and Restated Advisory Agreement to reflect the following amendments: (i) updates to the duties of our advisor, (ii) an expansion of the definition of “Large Investors” to encompass investors with aggregate subscriptions or purchases for at least $1,000,000 in one or more securities offerings sponsored by our sponsor and to allow us to include as Large Investors clients of one or more financial advisors whose clients collectively meet the foregoing requirement, and (iii) revisions to the terms of compensation payable to the advisor, including reducing to one-third the rebate paid by the advisor to Large Investors with respect to the pro rata portion of its subordinated participation fee, and a reduction in the applicable percentage used to calculated the subordinated participation fee from 40% to 30%.

During 2016, the Company had invested $3,643,518 for 364,352 shares in Rich Uncles Real Estate Investment Trust I, an affiliated entity, constituting a 4.3% interest in such entity as of March 31, 2018.

The conflicts committee believes that these arrangements with our advisor and sponsor are fair.

In addition, on September 13, 2017, this conflicts committee discussed and deliberated and ultimately approved the potential investment as a tenant-in-common with an affiliate of the sponsor and advisor on terms which are fair. We completed the acquisition of this 72.7% tenant-in-common interest in real estate property in Santa Clara, CA on September 28, 2017. The remaining 27.3% interest is owned by two special purpose limited liability companies that are controlled by a board member of our sponsor.

Relationship with our Sponsor and Advisor. Our sponsor pays for all of the organization and offering expenses we incur in connection with our Offerings. We reimburse our sponsor for those expenses they have paid out of the proceeds of the Offerings but not in excess of 3% of the gross offering proceeds that we receive from the sale of our shares, including dividend reinvestment proceeds.

Pursuant to our amended and restated advisory agreement with our advisor, our advisor provides day-to-day management of our business. Among the services provided by our advisor under the terms of the advisory agreement are the following:

●	accepting and executing any and all delegated duties from us as a general partner of our operating partnership;
●	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;
●	structuring the terms and conditions of our investments, sales and co-ownerships;
●	acquiring real estate investments on our behalf in compliance with our investment objectives and policies;
●	arranging for financing and refinancing of our real estate investments;
●	entering into leases and service contracts for our properties;
●	reviewing and analyzing our operating and capital budgets;
●	assisting us in obtaining insurance;

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●	generating an annual budget for us;
●	reviewing and analyzing financial information for each of our assets and our overall portfolio;
●	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our real estate investments;
●	performing investor-relations services;
●	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;
●	engaging in and supervising the performance of our agents, including our registrar and transfer agent;
●	performing administrative and operational duties reasonably requested by us;
●	performing any other services reasonably requested by us; and
●	doing all things necessary to assure its ability to render the services described in the advisory agreement.

Our advisor is subject to the supervision of the Board of Directors and only has such authority as we may delegate to it as our agent. We initially entered into the advisory agreement with our advisor in connection with our Registered Offering and the agreement has been amended and restated at various times thereafter, most recently effective as of August 11, 2017. The advisory agreement has a one-year term, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties.

The advisory agreement entitles our advisor to specified fees upon the provision of certain services with regard to the investment of funds in real estate investments, the management of those investments, among other services, and the disposition of investments, and also entitles our advisor to reimbursement of organizational and offering costs incurred by our advisor or sponsor on behalf of the Company, such as expenses related to the Offerings, and certain costs incurred by our advisor or sponsor in providing services to the Company. In addition, our advisor is entitled to certain other fees, including an incentive fee upon achieving certain performance goals, as detailed in the advisory agreement.

Summarized below is information about the costs incurred by the Company pursuant to the advisory agreement for the year ended December 31, 2017.

Organizational and Offering Costs. Pursuant to the advisory agreement, we are obligated to reimburse our sponsor and its affiliates for organization and offering costs paid by our sponsor on behalf of the Company. We will reimburse our sponsor for organizational and offering expenses up to 3.0% of gross offering proceeds. Our sponsor and its affiliates will be responsible for any organizational and offering expenses to the extent they exceed 3.0% of gross offering proceeds. As of December 31, 2017, our sponsor has incurred organizational and offering expenses of $6,924,999 on behalf of the Company, which is in excess of 3.0% of the gross offering proceeds received by the Company. To the extent we have more gross offering proceeds from future stockholders, we will be obligated to reimburse our sponsor. As the amount of future gross offering proceeds is uncertain, the amount we are obligated to reimburse to our sponsor is uncertain. As of December 31, 2017, we have reimbursed our sponsor $2,707,517 in organizational and offering costs. Our maximum liability for organizational and offering costs through December 31, 2017 was $2,723,462, of which $15,945 was payable to our advisor as of December 31, 2017.

Investor Relations Payroll Expense Reimbursements from Sponsor. We employ investor personnel that answer inquiries from potential investors regarding the Company and/or the Registered Offering. The payroll expense associated with the investor relations personnel is reimbursed by our sponsor. The sponsor considers these payroll costs to be offering expenses.

Acquisition Fees. We pay our advisor a fee in an amount equal to 3.0% of our contract purchase price of its properties, as defined, as acquisition fees. The total of all acquisition fees and acquisition expenses shall be reasonable and shall not exceed 6.0% of the contract price of the property. However, a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company. Acquisition fees for the year ended December 31, 2017 were $3,661,684, of which $0 was payable to our advisor as of December 31, 2017. The total amount of acquisitions fees included $626,073 of acquisitions fees relating to an approximate 72.7% tenant-in-common interest in the Santa Clara property acquired on September 28, 2017.

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Asset Management Fees. We pay to our advisor as compensation for the advisory services rendered to the Company a monthly fee in an amount equal to 0.1% of the Company’s total investment value, as defined (asset management fee), as of the end of the preceding month. The asset management fee shall be payable monthly on the last day of such month, or the first business day following the last day of such month. The asset management fee, which must be reasonable in the determination of the Company’s independent directors at least annually, may or may not be taken, in whole or in part as to any year, in the sole discretion of our advisor. All or any portion of the asset management fee not paid as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as our advisor shall determine.

Additionally, to the extent our advisor elects, in its sole discretion, to defer all or any portion of its monthly asset management fee, our advisor will be deemed to have waived, not deferred, that portion of its monthly asset management fee that is up to 0.025% of the total investment value of the Company’s assets. The total amount of asset management fees incurred in the year ended December 31, 2017 was $872,281, of which $143,540 was waived. Total asset management fees payable at December 31, 2017 was $567,661.

Financing Coordination Fee. Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if our advisor or an affiliate provides a substantial amount of the services (as determined by a majority of the Company’s independent directors) in connection with the post-acquisition financing or refinancing of any debt that we obtain relative to a property, then we shall pay the advisor or such affiliate a financing coordination fee equal to 1.0% of the amount of such financing. Financing coordination fees for the year ended December 31, 2017 were $326,600, of which $0 was payable to our advisor as of December 31, 2017.

Property Management Fees. Our real estate properties are intended to be triple-net single tenant properties with limited, if any, property management responsibilities. However, if our advisor or its affiliates provides a substantial amount of property management services (as determined by a majority of the Company’s independent directors) for our properties, we will pay fees equal to 1.5% of gross revenues from the properties managed. We also will reimburse our advisor or any of its affiliates for property-level expenses that it pays or incurs on behalf of the Company, including salaries, bonuses and benefits of persons employed by our advisor or its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our advisor or its affiliates may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. Property management fees for the year ended December 31, 2017 were $20,251, of which $7,969 was payable to our advisor as of December 31, 2017.

Disposition Fees. For substantial assistance in connection with the sale of properties, we are required to pay to our advisor or one of its affiliates 3.0% of the contract sales price, as defined, of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor or sponsor or their respective affiliates and unaffiliated third parties may not exceed the lesser of the competitive real estate commission or 6% of the contract sales price. There were no disposition fees incurred during the year ended December 31, 2017.

Subordinated Participation Fees. We are required to pay our advisor or an affiliate a subordinated participation fee calculated as of December 31 of each year and paid (if at all) in the immediately following January. The subordinated participation fee is only due if the Preferred Return, as defined, is achieved and is equal to the sum of (using terms as defined in the advisory agreement):

(i)	30% of the product of (a) the difference of (x) the Preliminary NAV per share minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number, plus
(ii)	(ii) 30% of the product of: (a) the amount by which aggregate distributions to stockholders during the annual period, excluding return of capital distributions, divided by the weighted average number of shares outstanding for the annual period, exceed the Preferred Return, multiplied by (b) the weighted average number of shares outstanding for the annual period calculated on a monthly basis.

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We calculated a subordinated participation fee for the first time in connection with our initial calculation of our net asset value (NAV) and NAV per share, which our board of directors approved on January 18, 2018 and calculated as of December 31, 2017. Subordinated participation fees for the year ended December 31, 2017 were $315,802, of which $315,802 was payable to our advisor as of December 31, 2017. We announced that the amount of the subordinated participation fee would be paid by issuing 6,075 Class C common shares to our advisor with the balance being paid in cash. However, it was subsequently determined that such fee would be paid entirely in cash and such amount was paid during the three months ended March 31, 2018.

Leasing Commission Fees. If a property or properties of the Company becomes unleased and our advisor or any of its affiliates provides a substantial amount of the services (as determined by a majority of the Company’s independent directors) in connection with the Company’s leasing of the property or properties to unaffiliated third parties, then we are required to pay to our advisor or such affiliate leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission. To the extent that an unaffiliated real estate broker assists in such leasing services, any compensation paid by us to our advisor or any of its affiliates will be reduced by the amount paid to such unaffiliated real estate broker. There were no leasing commission fees incurred during the year ended December 31, 2017.

Other Operating Expense Reimbursement. Under our charter, total operating expenses of the Company are limited to the greater of 2% of average invested assets or 25% of net income for the four most recently completed fiscal quarters (the “2%/25% Limitation”). If we exceed the 2%/25% Limitation, our advisor must reimburse us the amount by which the aggregate total operating expenses exceeds the limitation, or we must obtain a waiver from the conflicts committee of our board of directors. For purposes of determining the 2%/25% Limitation amount, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, reserves for bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined by GAAP, that are in any way related to the Company’s operation including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based upon increases in NAV per share; (f) acquisition fees and acquisition expenses (including expenses, relating to potential investments that the Company does not close); and (h) disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests or other property (other than disposition fees on the sale of assets other than real property), including the costs of insurance premiums, legal services, maintenance, repair and improvement of real property.

Operating expense reimbursements for the four fiscal quarters ended December 31, 2017 exceeded the 2%/25% Limitation. The conflicts committee of our board of directors approved the operating expenses above the 2%/25% Limitation, as they determined that the relationship of the Company’s operating expenses to average invested assets were justified for the year ended December 31, 2017 given the costs of operating a public company and the early stage of operations.

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This conflicts committee considers our relationship with our advisor and our sponsor during 2017 to be fair. This conflicts committee believes that the amounts payable to our advisor under the advisory agreement is necessary in order for our advisor to provide the desired level of services to us and our stockholders.

The Conflicts Committee of the Board of Directors

Jeffrey Randolph, Chairman

David Feinleib

Vipe Desai

Jonathan Platt

Nomination of Directors

General

We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the Board of Directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for identifying and nominating replacements for vacancies among our independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the Board of Directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The Board of Directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be identified and their qualifications assessed under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled exclusively by a committee composed only of independent directors, the Board of Directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the Board of Directors. The full Board of Directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the Board of Directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The Board of Directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire Board of Directors. The Board of Directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the Board of Directors’ collective skill set that should be addressed in the nominating process.

Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend Board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It also is expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the types of assets we acquire and manage.

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Selection of Directors. Unless otherwise provided by Maryland law, the Board of Directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.

In nominating candidates for the Board of Directors, the Board of Directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of our advisor. The Board of Directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The Board of Directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. In evaluating the persons recommended as potential directors, the Board of Directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the Board of Directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.9 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by calling (855) 742-4862 or may view the bylaws in the NNN REIT Corporate Governance section of our website at www.richuncles.com.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate comments and concerns to the Board of Directors. Stockholders may contact the Board of Directors at the following address:

Board of Directors of RW Holdings NNN REIT, Inc.

3090 Bristol Street, Suite 550

Costa Mesa, CA 92626

(855) 742-4862

Stockholders should report any complaints or concerns regarding (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Business Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (2) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by any of the following means:

•	By calling toll free at (855) 742-4862; or
•	By mailing a description of the suspected violation or concern to:

Conflicts Committee

c/o RW Holdings NNN REIT, Inc.

3090 Bristol Street Suite 550

Costa Mesa, CA 92626

Reports will be made known to our Compliance Officer and the conflicts committee chair, provided that no person named in the report will receive the report directly.

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Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the Annual Meeting and are being nominated for re-election to serve until the 2019 annual meeting and until his or her successor is elected and qualified.

Name (1)	Age (2)	Positions	Year of First Becoming a Director
Harold C. Hofer	62	Chief Executive Officer, President and Director	2015
Raymond E. Wirta	74	Chairman of the Board and Director	2015
Raymond J. Pacini	62	Executive Vice President, Chief Financial Officer and Treasurer	N/A
Jean Ho	50	Chief Operating Officer, Chief Compliance Officer and Secretary	N/A
David A. Perduk	51	Chief Investment Officer	N/A
Vipe Desai	51	Independent Director (3)	2015
David Feinleib	44	Independent Director (3)	2015
Jonathan Platt	33	Independent Director (3)	2015
Jeffrey Randolph	62	Independent Director (3)	2015
John Wang	55	Director	2016

(1)	The address of each executive officer and director listed is 3090 Bristol Street, Suite 550, Costa Mesa, California 92626.
(2)	As of June 8, 2018.
(3)	Member of our conflicts committee and audit committee.

Mr. Harold Hofer. Mr. Hofer has served as our Chief Executive Officer and President and a member of our board of directors since June 2015, and also serves in that position for our sponsor and its affiliated REIT programs. Our board of directors has concluded that Harold Hofer is qualified to serve as a director and as our President and Chief Executive Officer by reason of his extensive industry and leadership experience. Mr. Hofer is a sponsor of our REIT. Together with Mr. Wirta, he indirectly owns and controls our advisor and our sponsor. Mr. Hofer has been a lawyer since 1980 and is an inactive member of the California State Bar. He was formerly owner of Hofer Realty Advisors, a boutique real estate firm that acted as a principal and advised clients in various real estate transactions focused on investments in retail shopping centers. Mr. Hofer is a principal in a private investment fund known as REIT Opportunity Capital Advisors, or “ROCA”, which invests in the listed stocks of public REITs. He has participated in real estate transactions, as a principal and as a broker, valued in excess of $2 billion in his 30-year real estate career. Mr. Hofer has extensive underwriting, acquisition and management experience, and has asset managed multi-million dollar portfolios of owned properties. As our Chief Executive Officer and a principal of our external advisor, Mr. Hofer is best-positioned to provide our board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of our sponsor, Mr. Hofer brings to our board of directors demonstrated management and leadership ability. Mr. Hofer has been affiliated with our sponsor, which was formerly known as Nexregen, LLC, since it was founded in 2007, during which time he has also been engaged independently as a real estate investment sponsor and investor in California, Texas and elsewhere.

Mr. Raymond Wirta. Mr. Wirta has served as our Chairman of the Board and a director since June 2015, and also served in that position for our sponsor and its affiliated REIT programs. Our board of directors has concluded that Raymond Wirta is qualified to serve as one of our directors by reason of his expertise with real estate-related investments. Mr. Wirta is a sponsor of our REIT. Together with Mr. Hofer, he indirectly owns and controls our advisor and our sponsor. Mr. Wirta was Chairman of the Board of CBRE Group (NYSE:CBG), a global real estate services firm, from 2014 to 2018 and a Director since 1997 and served as the Chief Executive Officer of its predecessor company, CBRE Services, from 1999 to 2001. From 2009 through the present, he has been Chief Executive Officer of the Koll Company, a West Coast-based real estate investment and development company. He previously served as Chief Executive Officer for Koll Management Services and Bolsa Chica Company during time frames when both were publicly traded real estate companies. Based on these experiences, Mr. Wirta offers insights and perspective with respect to our real estate portfolio. From 2010 through the present, he has been a full-time advisor to The Irvine Company and President since 2016. The Irvine Company is a privately held California based real estate development company with ownership of 115 million square feet of apartments, office, retail and resorts in California. As one of our executive officers and a principal of our advisor and our sponsor, Mr. Wirta is also able to direct our board of directors to the critical issues facing our Company.

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Mr. Raymond J. Pacini. Mr. Pacini is our Executive Vice President, Chief Financial Officer and Treasurer, having joined us in April 2018, and also serves in that position for our sponsor and its affiliated REIT programs. From June 2013 to April 2018, Mr. Pacini was the Chief Financial Officer of Northbound Treatment Services, a privately held company which treats drug and alcohol addictions. From 1998 to 2011, Mr. Pacini served as President, Chief Executive Officer and a Director of California Coastal Communities, Inc. (“CALC”), a residential land development and homebuilding company and was the Chief Financial Officer of CALC’s predecessors (Koll Real Estate Group, Inc., The Bolsa Chica Company and Henley Properties, Inc.) from 1992 to 1998. Mr. Pacini has seven years of experience as a certified public accountant with the accounting firm of Coopers & Lybrand (now known as PricewaterhouseCoopers LLP). On October 27, 2009, CALC and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Central District of California. On March 1, 2011, CALC emerged from bankruptcy and became a privately held company. Mr. Pacini has been a National Association of Corporate Directors (NACD) Board Leadership Fellow since 2014. Mr. Pacini received his B.A. in Political Science from Colgate University in 1977 and his M.B.A. from Cornell University in 1979. Mr. Pacini has also been an independent director, audit committee chair and the financial expert for Cadiz, Inc., a land and water resource development public company since 2005.

Ms. Jean Ho. Ms. Ho has been our Chief Operating Officer, Chief Compliance Officer and Secretary since November 2017, and also serves in that position for our sponsor and its affiliated REIT programs. Ms. Ho previously served as our Chief Financial Officer and Chief Compliance Officer from January 2016 to November 2017. Ms. Ho is also an adjunct professor of taxation at California State University, Fullerton’s Mihaylo College of Business and Economics. From 2010 through 2015, Ms. Ho served as the Chief Operating Officer and Chief Financial Officer of Soteira Capital, LLC, a southern California-based, registered investment adviser with approximately $250 million under management that serves investment companies, pooled investment vehicles, pension and profit sharing plans, high net worth individuals, private foundations and charitable organizations. Prior to her service at Soteira Capital, Ms. Ho served as the Chief Financial Officer of MKA Capital Advisors, LLC, a sponsor and manager of an approximately $750 million private real estate investment fund, and, prior to that, as a Director at BridgeWest, LLC, a $500 million family office. Prior to entering private practice, she was employed by KPMG LLP, specializing in real estate, financial services, and personal financial planning. Ms. Ho has also been a member of the California State Bar since 1996 and a licensed Certified Public Accountant in California since 1992.

Mr. David Perduk. Mr. Perduk is our Chief Investment Officer, having joined our sponsor in January 2016. In January 2015, Mr. Perduk founded and serves as President and CEO of Newport Net Lease, Inc., a corporation with recognized expertise in the acquisition and disposition of single tenant net lease investment properties nationwide. Prior to Newport Net Lease, Mr. Perduk was a senior executive of the National Net Lease Property Group at CBRE from October 2005 through December 2014. During his tenure with CBRE, Mr. Perduk was the lead member in writing the strategic plan for the national group and a speaker on multiple net-lease panels. Prior to joining CBRE, Mr. Perduk was an executive at JP Morgan Chase in the Treasury and Security Services Division, where he managed 11 states in the northwestern United States. David’s area of expertise included fixed income investment management, debt management and cash management portfolio services for the public sector and corporations. Mr. Perduk has his State of California real estate brokers license and is a member of the International Council of Shopping Centers. Mr. Perduk received his Bachelor of Science degree in Industrial Technology from California Polytechnic State University- San Luis Obispo, where he was on the Dean’s honor list and an elected member of the Academic Senate. As a Senator representing the A.S.I. school of business Mr. Perduk served on the Codes & Bylaws Committee & Ad-Hoc Committee and is a lifetime member of the international honor society, Epsilon Pi Tau.

Mr. Vipe Desai. Mr. Desai has served as a member of our board of directors since June 2015. Our board of directors has concluded that Mr. Desai is qualified to serve as an independent director for reasons including his extensive knowledge and understanding of marketing and branding. Mr. Desai has spent the majority of his professional career in the action sports industries. From 1993 to 1998, Mr. Desai owned and operated H2O Surf and Snowboard Shop in Orange County, CA. This professional experience exposed Mr. Desai to action sports industries and provided him with valuable knowledge regarding marketing and brand awareness vis-à-vis action sports enthusiasts and youth culture. In 2000, Mr. Desai founded Propaganda HQ (“PHQ”), a youth brand consulting agency which assisted its clients in developing brand strategies, event production, social media marketing and digital marketing. PHQ’s clients included Red Bull, Monster Energy, DaimlerChrysler, Surfrider Foundation, Billabong, DaKine, Electric Eyewear, Nixon Watches, O’Neill, Reef, HBO, and Ball Park Franks. From 2009 to 2010, Mr. Desai also held senior marketing positions with Monster Energy and TransWorld Media. While at Monster Energy, Mr. Desai was responsible for sponsored athlete relations, events and brand partnerships worldwide. In 2011, Mr. Desai launched HDX Hydration Mix, an environmentally friendly sports drink mix. Mr. Desai is a current or past Board member of various charitable organizations, including Ocean Champions, Lonely Whale, Skateistan, SIMA Humanitarian Fund, Rob Dyrdek Foundation, Surfrider Foundation, and Life Rolls On. Mr. Desai brings a unique perspective on the “branding” of our REIT’s investment products, including web site design, public relations and marketing. He is a graduate of Point Loma Nazarene University.

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Mr. David Feinleib. Mr. Feinleib has served as a member of our board of directors since June 2015. Our board of directors has concluded that Mr. Feinleib is qualified to serve as an independent director by reason of his expertise in management and data analytics. From 2011 through the present, Mr. Feinleib has served as the Managing Director of The Big Data Group and from 2013 through the present as Founder and CEO of Content Analytics, Inc. The Big Data Group provides strategy consulting to leading technology buyers and vendors to unlock the value of their data assets. Content Analytics, a leader in E-Commerce analytics, helps major brands and retailers optimize the Findability and Shopability of their products online. Mr. Feinleib’s Big Data Landscape has been viewed more than 200,000 times and is used as a reference by Intel, Dell, VMWare, and the US Government, among others. His book Big Data Bootcamp is available from Apress in the United States. Mr. Feinleib has been quoted by Business Insider and CNET, and his writing has appeared on Forbes.com and in Harvard Business Review China. From 2006 to 2011, Mr. Feinleib was a general partner at Mohr Davidow Ventures, where he led investments in Software as Service (SaaS) companies, including Infusion Software, which completed a $55M Series D round of funding led by Bain Capital Ventures, Goldman Sachs, and others in 2014. From 2001 to 2003, Mr. Feinleib co-founded Consera Software and worked as Vice President of Products, which was acquired by HP, and from 2004 to 2012, co-founded Likewise Software and served as Director, which was acquired by EMC. A lifelong entrepreneur, Mr. Feinleib taught himself how to program and joined Microsoft at age 16. Mr. Feinleib holds a BA from Cornell University and an MBA from the Graduate School of Business at Stanford University. He is an avid violinist and a four-time Ironman distance finisher.

Mr. Jonathan Platt. Mr. Platt has served as a member of our board of directors since June 2015. Our board of directors has concluded that Mr. Platt is qualified to serve as an independent director by reason of his experience as a real estate lawyer, investor and manager. Mr. Platt has more than three years’ relevant experience in the real estate business. Mr. Platt is a principal in Kingstone Properties, founded in 2011, serving as both counsel and its chief financial officer. Kingstone Properties is a full service commercial real estate firm, specializing in investments and property management. Mr. Platt is also a partner in Platt Law Group, LLP, a real estate law firm founded in 2011. Prior to joining Kingstone Properties, Mr. Platt briefly served as a financial analyst at LSA, working on transactions including municipal securities stripping, HUD multi-family refinancings, real estate loan syndication and special situations. Mr. Platt received his J.D. from the Benjamin N. Cardozo School of Law, where he served as an editor on the Cardozo Public Law, Policy & Ethics Journal, and he is an active member of the State Bar of California (admitted 2010). He received his bachelor’s degree in Finance, graduating cum laude, from Sy Syms School of Business at Yeshiva University. He is also a licensed real estate broker in California.

Mr. Jeffrey Randolph. Mr. Randolph has served as a member of our board of directors since June 2015. Our board of directors has concluded that Mr. Randolph is qualified to serve as an independent director by reason of his extensive experience in investment management. From 2002 through 2007 and then again from 2010 through March 2017 (now retired), Mr. Randolph was a Principal and served as Chief Financial Officer and Chief Compliance Officer for Affinity Investment Advisors, LLC, a firm specializing in U.S. stock exchange investments. In 2007, Affinity was purchased by Morgan Stanley Investment Management. From 2007 through 2010, Mr. Randolph served as Managing Director for Morgan Stanley and its wholly owned subsidiary Van Kampen Investments. His role included supporting the firm’s domestic and international investment clients. Toward the end of 2010, Mr. Randolph was part of the decision to re-launch Affinity as an independent entity to capitalize on the increasing investor interest in boutique management firms. Mr. Randolph brings 25 years of investment experience to our REIT. His previous work experience includes Principal at Avalon Financial Group Inc., Chief Financial Officer for Bonutto-Hofer Investments and Vice President at Security Pacific National Bank. Mr. Randolph received his bachelor’s degree in Business Finance from California State University, Long Beach in 1978.

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Mr. John Wang. Mr. Wang has served as a member of our board of directors since June 2015. Our board of directors has concluded that Mr. Wang is qualified to serve as a director by reason of his extensive real estate experience. Mr. Wang is the president and founding member of Pacific Coast Realty Services, Inc., and chairman of VenQuest Hotel Group, which owns and manages a portfolio of hotels and commercial properties throughout the U. S. for the past 25 years. He has been instrumental in the formation, development and direct investment of over thirty companies since 1988. Mr. Wang is a former board member of General Bank, a Los Angeles based financial institution with over $3 billion in assets. He was actively involved in the strategic planning and growth of the bank and was instrumental in the bank’s formation of GBC Venture Capital in 1998. He was a member of the executive loan committee and community reinvestment committee. He was the principal strategist in the merger of General Bancorp with Cathay Bank in 2003. Mr. Wang is also one of the owners of our sponsor and, accordingly, is not considered to be an independent director. For the past five years, Mr. Wang has acted as a private investor.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is posted in the NNN REIT Corporate Governance section of our website at www.richuncles.com. To the extent required by SEC rules, we intend to promptly disclose future amendments to certain provisions of the Code, or waivers of such provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in the NNN REIT Corporate Governance section of our website.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor, sponsor and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. See “Report of the Conflicts Committee—Certain Transactions with Related Persons” for a discussion of the fees paid to our advisor and its affiliates.

Compensation of Independent and Non-Officer Directors

If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. We pay each of our independent directors and our non-independent non-officer director John Wang for attending meetings as follows: (i) 500 shares of Class C common stock for each Board meeting attended; (ii) 500 shares of Class C common stock for each committee meeting attended; and (iii) 100 shares of Class C common stock for each acquisition vote outside of votes in the course of a Board meeting. We also pay Jeffrey Randolph an additional 300 shares of Class C common stock per fiscal quarter for his service as chair of the conflicts committee and audit committee of the Board of Directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

For the year ended December 31, 2017, we paid our directors as follows:

Name (1)	Stock Awards (2)
David Feinleib	$28,000
Vipe Desai	$33,000
Jonathan Platt	$32,000
Jeffrey Randolph	$42,000
John Wang	$28,000

(1)	The compensation paid to Mr. Hofer, the Company’s Chief Executive Officer, and Mr. Wirta, the Company’s Chairman of the Board, is not included in this table because they are also executive officers of the Company and received no compensation for their service as director.

(2)	The amounts in this column represent the aggregate fair value of each annual equity award on its grant date, computed in accordance with ASC Topic 718. We valued the stock awards as of the grant date by the offering price per share of our common stock on that date (which was $10.00) by the number of shares of stock awarded. The shares issued to directors are restricted securities issued in private transactions in reliance on an exemption from registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, and we have not agreed to file a registration statement with respect to registration of the shares to the directors. The directors will be able to resell their shares to us pursuant to our share repurchase plan.

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STOCK OWNERSHIP

As of June 4, 2018, there is no person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class C or Class S common stock. The following table shows, as of June 4, 2018, the amount of our Class C common stock beneficially owned (unless otherwise indicated) by (1) each of our directors and executive officers; and (2) all of our directors and executive officers as a group. None of our directors or executive officers beneficially owns any shares of our Class S common stock. Mr. Pacini and two of our directors, Messrs. Hofer and Wirta, also act as our executive officers through their roles with our advisor.

Name (1)	Class C Shares Beneficially Owned	Percent of Class C Shares (2)	Class S Shares Beneficially Owned	Percent of Common Stock (3)
Harold C. Hofer	0 shares	*	—	*
Raymond E. Wirta	9,254 shares	*	—	*
Raymond J. Pacini	— shares	*	—	*
Jean Ho	387 shares	*	—	*
Vipe Desai	1,301 shares	*	—	*
David Feinleib	7,304 shares	*	—	*
Jonathan Platt	4,112 shares	*	—	*
Jeffrey Randolph	4,907 shares	*	—	*
John Wang	7,445 shares	*	—	*
All directors and executive officers as a group	34,710 shares	*	—	*

*	Less than 1% of the outstanding Class C or Class S common stock (as applicable) and none of the shares is pledged as security.
(1)	The address of each named beneficial owner is 3090 Bristol Street, Suite 550, Costa Mesa, CA 92626.
(2)	Based on 10,791,042 shares of Class C common stock outstanding on June 4, 2018.
(3)	Based on 10,794,129 shares of common stock (Class C and Class S) outstanding on June 4, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any persons beneficially owning more than 10% of any registered class of our equity securities (collectively, the “insiders”) to report their initial ownership of those securities and most changes in that ownership to the SEC. To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company by the insiders or written representations from the insiders that no other reports were required with respect to the year ended December 31, 2017, all insiders timely filed all Section 16(a) reports required to be filed by them for 2017, with the exception of the following reports that were not filed timely:

·	a Form 3 filing by each of Mr. Perduk and John H. Davis, the Company’s former Chief Financial Officer, to report the ownership of 762 and zero shares, respectively, of our Class C common stock at the time of their respective appointment as an officer of the Company in December 2017 and October 2017, respectively;

·	a Form 4 filing by each of Messrs. Desai, Feinleib, Platt, Randolph and Wang to report the acquisition in December 2017 of 100, 100, 100, 300 and 100 shares, respectively of our Class C common stock pursuant to the Company’s director compensation program; and

·	a Form 4 filing by Ms. Ho to report the acquisition in December 2017 of 4.2110 shares of our Class C common stock pursuant to the Company’s dividend reinvestment plan.

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PROPOSAL 1. ELECTION OF DIRECTORS

At the Annual Meeting, you and the other stockholders will vote on the election of seven persons to the Board of Directors. Those persons elected will serve as directors until the 2019 annual meeting and until their successors are elected and qualified. The Board of Directors has nominated the individuals listed in the table below, who are each currently serving as a director of the Company, for re-election as directors:

Harold C. Hofer
Raymond E. Wirta
Vipe Desai
David Feinleib
Jonathan Platt
Jeffrey Randolph
John Wang

Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director if elected. Detailed information about each of our director nominees, including biographical summaries of their experience and qualifications, can be found in this Proxy Statement under “Certain Information About Management—Executive Officers and Directors” and “Stock Ownership” above.

Vote Required

Under our charter, a majority of the shares of Class C common stock and Class S common stock present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors. This means that, of the shares of Class C and Class S common stock present in person or by proxy at the Annual Meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the Board. Because of this majority vote requirement, abstentions will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his successor is elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling for good cause to serve as a director at the time of the Annual Meeting, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. Our Board of Directors has no reason to believe that any of its director nominees for election at the Annual Meeting will be unable or unwilling to serve if elected as a director.

Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may submit a proxy to vote their shares: (1) via the Internet; or (2) by mail, using the proxy card accompanying your proxy materials if you received a printed copy of the proxy materials by mail. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES LISTED FOR RE-ELECTION AS DIRECTORS.

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PROPOSAL 2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, you and the other stockholders will vote on the ratification of the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018.

The audit committee has appointed Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018. Squar Milner has served as our independent registered public accounting firm since May 21, 2018 when our audit committee appointed Squar Milner to replace Ernst & Young as our independent registered public accounting firm, and will audit our financial statements for the year ending December 31, 2018. We expect that Squar Milner and Ernst & Young representatives will not be present at the Annual Meeting and will not be available to respond to questions posed by stockholders. Additional information about Squar Milner can be found in this Proxy Statement under “Certain Information About Management—The Audit Committee.”

Stockholder ratification of the appointment of Squar Milner as our independent registered public accounting firm is not required. However, the Board is submitting the appointment of Squar Milner to the stockholders for ratification as a matter of good corporate governance. Notwithstanding its appointment of Squar Milner and even if Squar Milner’s appointment is ratified by stockholders, the audit committee may select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests. If the appointment of Squar Milner is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

Vote Required

Under our bylaws, assuming a quorum is present at the Annual Meeting, a majority of the shares of Class C common stock and Class S common stock entitled to vote on, and voted for or against, this proposal is required for the ratification of the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will not count as votes for or against this proposal and will have no effect on the determination of this proposal.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of Squar Milner as our independent registered public accounting firm for the year ending December 31, 2018.

Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may submit a proxy to vote their shares: (1) via the Internet; or (2) by mail, using the proxy card accompanying your proxy materials if you received a printed copy of the proxy materials by mail. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING

DECEMBER 31, 2018.

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STOCKHOLDER PROPOSALS

Stockholder Proposals and Nomination of Director Candidates Not Intended for Inclusion in Proxy Materials. A stockholder seeking to present a proposal of business or nominate a director for election to our Board at the 2019 annual meeting of stockholders but not intending for such proposal or nomination to be included in the proxy statement for the meeting must comply with the advance notice requirements set forth in our bylaws. Our bylaws require a stockholder desiring to present a proposal or nominate a director for the 2019 annual meeting of stockholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than May 5, 2019, 90 days prior to the anniversary of the Annual Meeting, and not later than May 25, 2019, 70 days prior to such anniversary, or (ii) if the date of the 2019 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not earlier than the 90th day, or later than the 70th day prior to such annual meeting of stockholders. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 2.9 of our bylaws.

Proposals for Inclusion in Proxy Materials. A stockholder seeking to have a proposal included in the proxy statement for our 2019 annual meeting of stockholders must comply with Rule 14a-8 under the Exchange Act, which sets forth the requirements for including stockholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by February 13, 2019, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was first released to our stockholders. However, if the date of the 2019 annual meeting of stockholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2019 annual meeting of stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

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SCAN TO VIEW MATERIALS & VOTE
RW HOLDINGS NNN REIT, INC. 3090 BRISTOL STREET, SUITE 550 COSTA MESA, CA 92626

VOTE BY INTERNET - www.proxyvote.com/rwholdingsnnn or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49360-Z72892	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RW HOLDINGS NNN REIT, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:	For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

	1a. Harold C. Hofer	☐	☐	☐	2. To ratify the appointment of Squar Milner LLP as our	☐	☐	☐
independent registered public accounting firm for the year
	1b. Raymond E. Wirta	☐	☐	☐	ending December 31, 2018.

	1c. Vipe Desai	☐	☐	☐

	1d. David Feinleib	☐	☐	☐	NOTE: Such other business will be transacted at the meeting as may properly come before the meeting or any postponement or
	1e. Jonathan Platt	☐	☐	☐	adjournment thereof.

	1f. Jeffrey Randolph	☐	☐	☐

	1g. John Wang	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/rwholdingsnnn.

E49361-Z72892

RW HOLDINGS NNN REIT, INC.

Annual Meeting of Shareholders

August 3, 2018 8:45 AM PDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Raymond J. Pacini and Jean Ho, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common) stock of RW HOLDINGS NNN REIT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:45 a.m. Pacific Daylight Time on August 3, 2018, at the Company's principal offices located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If you submit your proxy without instructions, the named proxies will vote all shares (i) FOR all of the director nominees, and (ii) FOR the ratification of the appointment of Squar Milner LLP ("Squar Milner") as our independent registered public accounting firm for the year ending December 31, 2018. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his or her discretion on such other business as may properly come before the Annual Meeting of Shareholders or any postponement or adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side